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                                                                     EXHIBIT 4.8

                          MBIA INSURANCE CORPORATION

                      FINANCIAL GUARANTY INSURANCE POLICY

                               December 19, 2000



                                                             Policy No. 33927(2)


Re: Spiegel Credit Card Master Note Trust $600,000,000 Class A Series 2000-A Floating Rate Asset Backed Notes ("Notes")
                                                                     -----

Insured Obligation: Obligation of the Spiegel Credit Card Master Note Trust (the
                    "Issuer") to pay the Net Swap Payment under the Swap (as
                     ------
                    such terms are defined below)

Beneficiary:        The Bank of New York, as indenture trustee under the Master
                    Indenture and the Series 2000-A Indenture Supplement as
                    defined below (together with any successor trustee duly
                    appointed and qualified, the "Indenture Trustee")
                                                  -----------------


     MBIA INSURANCE CORPORATION (the "Insurer"), for consideration received,
                                      -------
hereby unconditionally and irrevocably guarantees to the Indenture Trustee on behalf of Bank of America N.A., as counterparty (the "Counterparty") under the
                                                      ------------
Swap (as defined in the Series 2000-A Indenture Supplement), subject only to the terms of this Financial Guaranty Insurance Policy (the "Policy"), payment of the
                                                        ------
Insured Obligation. The Insured Obligation shall not include any Excluded Amount. The Insurer agrees to pay to the Indenture Trustee an amount equal to the sum of (a) in respect of each Distribution Date, the amount, if any, by which the Net Swap Payment, if any, for such Distribution Date exceeds the amount on deposit in the Collection Account allocable to the Net Swap Payment and available for distribution pursuant to the Series 2000-A Indenture Supplement and (b) on the date due hereunder, an amount equal to any Avoided Payment; provided, however, that no payment (other than any payment made in
         --------- -------
respect of an Avoided Payment) under this Policy with respect to any Distribution Date shall exceed the Policy Amount for such Distribution Date. No payment under this Policy with respect to any Distribution Date will be made in respect of any Excluded Amount. The Insurer's obligations under this Policy will be discharged to the extent funds equal to the amounts described above are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Master Indenture dated as of December 1, 2000 (the "Master Indenture"), as supplemented by the Series 2000-A Indenture
              ----------------
Supplement, dated as of December 1, 2000 (the "Series 2000-A Indenture
                                               -----------------------
Supplement") between the Issuer and the Indenture Trustee.
----------

     "Early Termination Payment" means any amount required to be paid by the
      -------------------------
Issuer pursuant to Section 6(e) of the ISDA Master Agreement under which the Swap, as defined in the Series 2000-A Indenture Supplement, was issued.

     "Excluded Amount" means the sum of (a) shortfalls, if any, in amounts
      ---------------
available to make Net Swap Payments attributable to the liability of the Issuer or the Servicer for withholding taxes or any interest and penalties in respect of such liability of the Issuer or Servicer and (b) any Early Termination Payment due from the Issuer under the Swap.

     "Insolvency Proceeding" means the commencement, after the date hereof, of
      ---------------------
any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against the Seller, the Servicer or the Issuer, the commencement, after the date hereof, of any proceedings by or against the Seller, the Servicer or the Issuer for the winding up or liquidation of its affairs, or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to the Seller, the Servicer or the Issuer.

     "Policy Amount" means in the case of any Distribution Date, the Net Swap
      -------------
Payment payable on such Distribution Date.

     "Qualified Maturity Agreement" has the meaning assigned to such term in the
      ----------------------------
Series 2000-A Indenture Supplement, provided that (i) it shall be a term of such agreement that the Eligible Institution will have no access to any cash or collateral unless and until its obligations are performed in full, and (ii) no provision of such agreement shall have the effect of reducing the period of time between the Expected Principal Distribution Date and the Series 2000-A Final Maturity Date.

     Payment of amounts hereunder shall be made in immediately available funds on the following basis: with respect to the Net Swap Payment, if any, payable on a given Distribution Date, to the Indenture Trustee for deposit in the Spread Account on the later of (x) 12:00 noon, New York City time, on the second Business Day preceding the Distribution Date and (y) 12:00 noon, New York City time, on the second Business Day succeeding presentation to State Street Bank & Trust Company, N.A., in New York, New York, as Fiscal Agent (the "Fiscal Agent")
                                                                  ------------
for the Insurer or any successor fiscal agent appointed by the Insurer (as hereinafter provided) of a notice for payment in the form of Exhibit A hereto

("Notice for Payment"), appropriately completed and executed by the Indenture
--------------------
Trustee. A Notice for Payment under this Policy may be presented to the Fiscal Agent on any Business Day following the Determination Date in respect of which the Notice for Payment is being presented by (a) delivery of the original Notice for Payment to the Fiscal Agent at its address set forth below, or (b) facsimile transmission of the

Notice for Payment to the Fiscal Agent at its facsimile number set forth below. If presentation is made by facsimile transmission, the Indenture Trustee shall
(i) simultaneously confirm transmission by telephone to the Fiscal Agent at its telephone number set forth below, and (ii) as soon as reasonably practicable, deliver the original Notice for Payment to the Fiscal Agent at its address set forth below. Any Notice for Payment received by the Fiscal Agent after 1:00 p.m., New York City time, on a Business Day, or on any day that is not a Business Day, will be deemed to be received by the Fiscal Agent at 9:00 a.m., New York City time, on the next succeeding Business Day.

     Subject to the foregoing, if the payment of any amount with respect to the Insured Obligation is voided (a "Preference Event") under any applicable
                                 ----------------
bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding, and as a result of such Preference Event, the Counterparty is required to return such voided payment, or any portion of such voided payment, made in respect of any Net Swap Payment (an "Avoided Payment"), the Insurer will pay an amount
                          ---------------
equal to such Avoided Payment, irrevocably, absolutely and unconditionally and without the assertion of any defenses to payment, including fraud in inducement or fact or any other circumstances that would have the effect of discharging a surety in law or in equity, upon payment by the Counterparty of such Avoided Payment and receipt by the Fiscal Agent from the Indenture Trustee on behalf of the Counterparty of (x) a certified copy of a final order of a court or other Governmental Authority exercising jurisdiction in such Insolvency Proceeding to the effect that the Counterparty is required to return any such payment or portion thereof prior to the Termination Date of this Policy because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (y)
                                                             -----------
an assignment, substantially in the form attached hereto as Exhibit B, properly completed and executed by the Counterparty irrevocably assigning to the Insurer all rights and claims of the Counterparty relating to or arising under such Avoided Payment, and (z) a Notice for Payment in the form of Exhibit A hereto appropriately completed and executed by the Indenture Trustee.

     The Insurer shall make payments due in respect of Avoided Payments prior to 12:00 noon, New York City time, on the first to occur of (a) the fourth Business Day following the Fiscal Agent's receipt of the documents required under clauses
(x) through (z) of the preceding paragraph, or (b) on the date of the Fiscal Agent's receipt of the documents required under clauses (x) through (z), provided that at least four business days prior to the date of the Fiscal Agent's receipt of such documents, the Fiscal Agent received written notice, specifying the date of delivery, that such documents were to be delivered on the date on which such documents were received by the Fiscal Agent. Any such documents and/or written notice received by the Fiscal Agent after 1:00 p.m., New York City time, on any Business Day or on any day that is not a Business Day shall be deemed to have been received by the Fiscal Agent prior to 1:00 p.m. on the next succeeding Business Day. All payments made by the Insurer hereunder on account of any Avoided Payment shall be made to the receiver or the trustee in bankruptcy named in the Final Order on behalf of the Counterparty and not to the Indenture Trustee or the Counterparty directly unless such Counterparty has returned such Avoided Payment to such receiver or trustee in bankruptcy, in which case such payment will be disbursed to the Indenture Trustee for the benefit of the Counterparty entitled to such payment upon proof of such payment reasonably satisfactory to the Insurer.

     If any Notice for Payment received by the Fiscal Agent is not in proper form, is not properly completed, executed or delivered, or is otherwise insufficient for the purpose of making a claim hereunder, it shall be deemed not to have been received by the Fiscal Agent, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended Notice for Payment.

     Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Counterparty by wire transfer of immediately available funds in the amount of such payment, less, in respect of Avoided Payments, any amounts held by the Indenture Trustee for the payment of such Avoided Payments and legally available therefor. Upon such disbursement by wire transfer of the payments due hereunder by the Fiscal Agent to the Indenture Trustee on behalf of the Counterparty, the Insurer's obligations under the Policy shall be discharged.

     The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to the Counterparty for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited sufficient funds to make payments due under this Policy.

     The Insurer shall be subrogated to the rights of the Counterparty to receive payments under the Series 2000-A Indenture Supplement to the extent of any payment by the Insurer hereunder.

     The Insurer hereby waives and agrees not to assert any and all rights to require the Indenture Trustee to make demand on or to proceed against any person, party or security prior to the Indenture Trustee demanding payment under this Policy.

     No defenses, set-offs and counterclaims of any kind available to the Insurer so as to deny payment of any amount due in respect of this Policy will be valid and the Insurer hereby waives and agrees not to assert any and all such defenses, set-offs and counterclaims, including, without limitation, any such rights acquired by subrogation, assignment or otherwise. Any rights of subrogation acquired by the Insurer as a result of any payment made under this Policy shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of all amounts due the Indenture Trustee on account of payments due under the Swap.

     This Policy is neither transferable nor assignable, in whole or in part, except to a successor trustee duly appointed and qualified under the Indenture. All notices, presentations, transmissions, deliveries and communications made by the Indenture Trustee to the Insurer with respect to this Policy shall specifically refer to the number of this Policy and shall be made to the Insurer at:

          MBIA Insurance Corporation
          113 King Street
          Armonk, New York 10504
          Attention: Insured Portfolio Management, Structured Finance
          Telephone:  (914) 273-4545
          Facsimile:  (914) 765-3163

or such other address, telephone number or facsimile number as the Insurer may designate to the Indenture Trustee in writing from time to time. Each such notice, presentation, transmission, delivery and communication shall be effective only upon actual receipt by the Insurer.

     Any notice hereunder delivered to the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Indenture Trustee.

     The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006 Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

     The obligations of the Insurer under this Policy are irrevocable, primary, absolute and unconditional (except as expressly provided herein) and neither the failure of the Seller, the Servicer, the Indenture Trustee or any other person to perform any covenant or obligation in favor of the Insurer (or otherwise), nor the failure or omission to make a demand permitted hereunder, nor the commencement of any bankruptcy, debtor or other insolvency proceeding by or against the Indenture Trustee, the Seller, the Servicer or any other person shall in any way affect or limit the Insurer's obligations under this Policy. If a successful action or proceeding to enforce this Policy is brought by the Indenture Trustee, the Indenture Trustee shall be entitled to recover from the Insurer costs and expenses reasonably incurred, including without limitation reasonable fees and expenses of counsel.

     There shall be no acceleration payment due under this Policy unless such acceleration is at the sole option of the Insurer.

     This Policy and the obligations of the Insurer hereunder shall terminate on the date (the "Termination Date") which is the earliest of the following: (a)
               ----------------
the Series 2000-A Final Maturity Date, (b) the date of funding under any Qualified Maturity Agreement, or (c) the date on which all Net Swap Payments required to be paid to the Counterparty pursuant to the Swap have been paid in full, provided that, this Policy shall not terminate prior to the date on which
      -------------
all amounts payable to the Insurer under the Insurance Agreement shall have been paid, provided further that, if any Insolvency Proceeding is existing by or
      ---------------------
against the Seller, the Servicer or the Issuer, then this Policy and the Insurer's obligations hereunder shall terminate on the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding, and provided further that, and
                                         ---------------------
notwithstanding anything herein to the contrary, this Policy shall not terminate prior to the date on which the Insurer has made all payments required to be made under the terms of this Policy in respect of Avoided Payments.

     All payments made hereunder by the Insurer shall be made with the Insurer's own funds. The payment by the Issuer or the Insurer to the Indenture Trustee of any amount guaranteed by the Insurer under the first paragraph of this Policy, and the payment by the Insurer of any Avoided Payment after the occurrence of a Preference Event shall constitute "payments" for all purposes under this Policy.
                                   --------
In no event shall any payment be made under this Policy on account of (a) the failure of the Indenture Trustee to deliver the proceeds of any such payment to the Counterparty or (b) the failure of the Counterparty claim any such proceeds from the Indenture Trustee.

     This Policy is not covered by the property/casualty insurance fund specified in Article Seventy-Six of the New York State insurance law.

     This Policy sets forth in full the undertaking of the Insurer, and shall not, except with the prior written consent of the Indenture Trustee and the Insurer or otherwise in accordance with the express terms hereof, be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto and may not be canceled or revoked by the Insurer prior to the Termination Date.

     This Policy shall be returned to the Insurer by the Indenture Trustee on the Termination Date.

     THIS POLICY SHALL BE CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW) OR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed on the date first written above.


                              MBIA INSURANCE CORPORATION


                              By:  _______________________
                                   President


                              By:  _______________________
                                   Assistant Secretary

Exhibit A to Financial Guaranty Insurance Policy, Number 33927(2)
MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attention:  Insured Portfolio Management, Structured Finance

                              NOTICE FOR PAYMENT
           UNDER FINANCIAL GUARANTY INSURANCE POLICY NUMBER 33927(2)

     The Bank of New York, as Indenture Trustee (the "Indenture Trustee"),
                                                      -----------------
hereby certifies as follows to MBIA Insurance Corporation (the "Insurer") with
                                                                -------
reference to that certain Financial Guaranty Insurance Policy, Number 33927(2), dated December 19, 2000 (the "Policy"), issued by the Insurer in favor of the
                              ------
Indenture Trustee, under the Master Indenture, dated as of December 1, 2000 (the "Master Indenture") between Spiegel Credit Card Master Note Trust (the "Issuer")
 ----------------                                                       ------
and the Indenture Trustee, as supplemented by the Series 2000-A Indenture Supplement, dated as of December 1, 2000 (the "Series 2000-A Indenture
                                               -----------------------
Supplement", and together with the Master Indenture, the "Indenture"), among the
----------                                                ---------
Issuer and the Indenture Trustee:

     1. The Indenture Trustee is the Indenture Trustee under the Indenture and the Beneficiary under the Policy, on behalf of Bank of America, N.A., as counterparty (the "Counterparty") under the Swap (as defined in the Series 2000-
                   ------------
A Indenture Supplement).

     2. The Indenture Trustee is entitled to make a demand under the Policy [pursuant to Section 4.16 of the Series 2000-A Indenture Supplement] [as a result of the occurrence of a Preference Event as defined in the Policy].

     [For a Notice for Payment in respect of a Distribution Date use the following paragraphs 3, 4 and 5]

     3. This notice relates to the [insert date] Distribution Date. The Policy Amount, as specified to the Indenture Trustee by the Servicer, for such Distribution Date is $______. The amount demanded by this notice does not exceed such Policy Amount.

     4. The Indenture Trustee demands payment of $___________ which is an amount equal to the amount by which the Net Swap Payment (as defined in the Policy), if any, for such Distribution Date exceeds the amounts on deposit in the Collection Account and allocable to payment of the Net Swap Payment for such Distribution Date.

     5. The amount demanded is to be paid in immediately available funds to the Collection Account at _______________; account number ________________.

     [For a Notice for Payment in respect of an Avoided Payment use the following paragraphs 14 and 15.]

     6. The Indenture Trustee hereby represents and warrants, based upon information available to it, that (i) the amount entitled to be drawn under the Policy on the date hereof in respect of Avoided Payments is [$________ ] (the "Avoided Payment Amount"), (ii)
                                                  ----------------------
the Counterparty has paid or simultaneously with such draw on the Policy will pay its pro rata share of such Avoided Payment, and (iii) the documents required by the Policy to be delivered in connection with such Avoided Payment and Avoided Payment Amount have previously been presented to the Insurer or are attached hereto.

     7. The amount demanded is to be paid in immediately available funds by wire transfer to [__________].

     [For a Notice for Payment relating to both an Avoided Payment and a Distribution Date, use the following paragraphs 16, 17, 18 and 19.]

     8. This notice relates to the [insert date] Distribution Date. The Policy Amount, as specified to the Indenture Trustee by the Servicer, for such Distribution Date is $______. The amount demanded by this notice does not exceed such Policy Amount.

     9. The Indenture Trustee demands payment of $___________ which is an amount equal to the amount by which the Net Swap Payment, (as defined in the Policy), if any, for such Distribution Date exceeds the amounts on deposit in the Collection Account and allocable to payment of the Net Swap Payment for such Distribution Date.

     10. The Indenture Trustee hereby represents and warrants, based upon information available to it, that (i) the amount entitled to be drawn under the Policy on the date hereof in respect of Avoided Payments is [$________ ] (the

"Avoided Payment Amount"), (ii) the Counterparty has paid or simultaneously with
-----------------------
such draw on the Policy will pay its pro rata share of such Avoided Payment, and
(iii) the documents required by the Policy to be delivered in connection with such Avoided Payment and Avoided Payment Amount have previously been presented to the Insurer or are attached hereto.

     11. The amount demanded is to be paid in immediately available funds by wire transfer to [_______________].

     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Master Indenture or the Series 2000-A Indenture Supplement, as the context may require.

     IN WITNESS WHEREOF, this notice has been executed this ___ day of_____________


                              THE BANK OF NEW YORK, as
                              Indenture Trustee

                              By: ______________________________
                                        Authorized Officer

Exhibit B to Financial Guaranty Insurance Policy, Number 33927(2)

                              Form of Assignment

Reference is made to the Financial Guaranty Insurance Policy No. 33927(2), dated December 19, 2000 (the "Policy"), issued by MBIA Insurance Corporation (the
                        ------
"Insurer") relating to the $600,000,000 Spiegel Credit Card Master Note Trust
 -------
Class A Series 2000-A Floating Rate Asset Backed Notes. Unless otherwise defined herein, capitalized terms used in this Assignment shall have the meanings assigned thereto in the Policy or incorporated by reference therein. In connection with the Avoided Payment of [$______________] paid by the undersigned (the "Holder") on [_______] and the payment by the Insurer in respect of such
      ------
Avoided Payment pursuant to the Policy, the Holder hereby irrevocably and unconditionally, without recourse, representation or warranty (except as provided below), sells, assigns, transfers, conveys and delivers all of such Holder's right, title and interest in and to any rights or claims, whether accrued, contingent or otherwise, that the Holder now has or may hereafter acquire, against any person relating to, arising out of or in connection with such Avoided Payment. The Holder represents and warrants that such claims and rights are free and clear of any lien or encumbrance created or incurred by such Holder./1/



                                      _________________________
                                      Holder of Certificate








_____________________

     /1/ In the event that the terms of this form of assignment are reasonably determined to be insufficient solely as a result of a change of law or applicable rules after the date of the Policy to fully vest all of the Holder's right, title and interest in such rights and claims, the Holder and MBIA shall agree on such other form as is reasonably necessary to effect such assignment, which assignment shall be without recourse, representation or warranty except as provided above.